EXHIBIT 23.1


                         [DAVIDSON & COMPANY LETTERHEAD]


May 31, 2000


EASTERN MANAGEMENT CORPORATION
(formerly inFOREtech Inc.)
c/o 1500 - 885 West Georgia Street
Vancouver, BC
V6C 3E8

RE:  FORM 2-SB

Dear Sirs:

We refer to the Form 2-SB Registration Statement of Eastern Management Corporation (formerly inFOREtech Inc.) (the "Company") filed pursuant to the Securities Exchange Act of 1933, as amended.

We conducted an audit of the Company's financial statements and have provided an audit report dated May 3, 2000 in connection with the preparation of the Form 2-SB. We hereby consent to the filing of our audit report as part of the aforementioned Registration Statement.






                                                            "DAVIDSON & COMPANY"

Vancouver, Canada                                          Chartered Accountants

                          A Member of SC INTERNATIONAL

     Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372,
         Pacific Centre, Vancouver, BC, Canada, V7Y 1G6 Telephone (604)
                           687-0947 Fax (604) 687-6172